EPITOPE, INC.

                        1993 EMPLOYEE STOCK PURCHASE PLAN
                        SECOND AMENDMENT AND RESTATEMENT


                  1. PURPOSE OF THE PLAN. This plan, as amended and restated effective December 17, 1996, by this Second Amendment and Restatement (the "Plan"), shall be known as the "Epitope, Inc., 1993 Employee Stock Purchase Plan." The purpose of the Plan is to permit employees of Epitope, Inc. ("Corporation"), and of its Subsidiaries (as hereinafter defined) to obtain or increase a proprietary interest in Corporation by permitting them to make installment purchases of shares of Corporation's Common Stock (as hereinafter defined) through payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code").

                  2.  DEFINITIONS.

                  AGRITOPE STOCK. The Agritope Common Stock, no par value, of Corporation or any security of Corporation issued in substitution, exchange, or in lieu of such stock.

                  AGRITOPE STOCK PROPOSAL DATE. The effective date of the amendment of Corporation's Articles of Incorporation to create the Agritope Stock and to redesignate Corporation's previously existing common stock as Medical Products Stock.

                  BOARD OF DIRECTORS. The Board of Directors of Corporation or a committee thereof duly authorized for the purposes of administering this Plan.

                  COMMON STOCK. Corporation's no par value common stock and any security of Corporation issued in substitution, exchange, or in lieu of such stock. For all periods after the Agritope Stock Proposal Date, references in this Plan to Common Stock include Agritope Stock or Medical Products Stock, or both, as the context may require.

                  ELIGIBLE EMPLOYEES. Those persons who on the applicable Offering Date are employees of Corporation or a Subsidiary except those who, immediately prior to the applicable Offering Date, would be deemed under Section 423(b)(3) of the Code to own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of Corporation or any other corporation that constitutes a parent or subsidiary corporation of Corporation within the meaning of that section.

                  MAXIMUM PURCHASE PRICE. 85 percent of the mean between the reported high and low sale prices, or, if there is no sale on such day, the mean between the reported bid and asked prices, of Common Stock
         (whether Agritope Stock or Medical Products Stock) on the securities exchange or automated securities interdealer quotation system on which Common Stock shall have been traded on the last trading day preceding the applicable Offering Date.

                  MEDICAL PRODUCTS STOCK. The Epitope Medical Products Common Stock, no par value, of Corporation or any security of Corporation issued in substitution, exchange, or in lieu of such stock.

                  MONTHLY COMPENSATION. For an Eligible Employee on the payroll of Corporation or a Subsidiary for the entire calendar month preceding the applicable Offering Date, the compensation paid or accrued to such Eligible Employee for such month plus, in the case of such an Eligible Employee whose compensation for such month was based wholly or partly on a bonus, commission, profit sharing, or similar arrangement for which no accrual was made for such month, an amount equal to the portion attributable to one month of the amount

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         accrued  to  such  Eligible  Employee  as  of  the  day  preceding  the
         applicable   Offering   Date,  on  the  books  of  Corporation  or  its
         Subsidiaries in accordance with such arrangement. For all other Eligible Employees, Monthly Compensation shall be the monthly rate of compensation in effect immediately prior to the applicable Offering Date. For all purposes of the Plan, Monthly Compensation shall include any amount which is contributed by Corporation or a Subsidiary pursuant to a salary reduction agreement and which is not includable in the gross income of an Eligible Employee under Code Sections 125 (relating to "cafeteria plans") or 402(a)(8) (relating to elective contributions under a "401(k)" plan).

                  OFFERING DATES. Such dates as may be set by the Board of Directors, provided that no more than three Offering Dates (other than Special Offering Dates for purposes of Special Offerings pursuant to Section of this Plan) may be set during each fiscal year. The first day of each calendar month, commencing June 1, 1993, shall be a Special Offering Date. Except as otherwise expressly provided in this Plan, all references to Offering Dates shall include Special Offering Dates.

                  OFFERING PERIODS. Such periods as may be set by the Board of Directors for the offering of Common Stock pursuant to this Plan.

                  PARTICIPANT. An Eligible Employee who subscribes for the purchase of shares of Common Stock under the Plan in accordance with the Plan (including an Eligible Employee who participates in a Special Offering pursuant to Section of this Plan.

                  PURCHASE DATES. Such dates as may be set by the Board of Directors for the purchase of Common Stock, provided that (i) Purchase Dates shall be no less than six months and no more than 24 months after the termination of the applicable Offering Period and (ii) Purchase Dates may be any earlier date of purchase pursuant to the terms of this Plan, including Sections (termination of employment), (retirement or disability), and (death).

                  PURCHASE PERIODS. The period beginning on the termination of an Offering Period and ending on the applicable Purchase Date.

                  PURCHASE PRICE. The lesser of (i) the Maximum Purchase Price or (ii) the mean between the reported high and low sale prices, or, if there is no sale on such day, the mean between the reported bid and asked prices, of Common Stock on the securities exchange or automated securities interdealer quotation system on which Common Stock shall have been traded on the applicable Purchase Date or, if the Purchase Date is not a trading day, on the last trading day preceding such date. The Purchase Price per share shall be subject to adjustment in accordance with the provisions of Section of this Plan.

                  SPECIAL OFFERING. An offering pursuant to Section of this Plan.

                  SUBSIDIARY. A domestic corporation of which, on the applicable Offering Date, Corporation or a Subsidiary of Corporation owns at least 51 percent of the total combined voting power of all classes of stock and whose employees are authorized to participate in the Plan by the Board of Directors of Corporation.

                  3. THE OFFERING. The number of shares of Common Stock subject to the Plan shall be 250,000 shares of Agritope Stock and 500,000 shares of Medical Products Stock, plus that number of shares of Agritope Stock, which is one-half of the number of shares of Common Stock (rounded down to the nearest whole number) subject to outstanding subscriptions pursuant to the Plan immediately prior to the Agritope Stock Proposal Date, in each case subject to adjustment as provided in Section of this Plan. During each Offering Period, Corporation may offer, at the applicable Purchase Price, for subscription by Eligible Employees in

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accordance  with the terms of the Plan,  such number of authorized  and unissued shares of its Common Stock subject to the Plan as may be determined by the Board of Directors.

                  4.  SUBSCRIPTIONS.

                  a. SHARES SUBJECT TO SUBSCRIPTION. Except as provided in Section of this Plan with respect to Special Offerings, during each Offering Period, each Eligible Employee shall be entitled to subscribe for the number of whole shares of Agritope Stock and Medical Products Stock offered during such Offering Period designated by him in accordance with the terms of the Plan; provided, however, that for any Offering Period, the Board of Directors may set a minimum, a maximum, or both a minimum and a maximum number of shares that may be subscribed for during such Offering Period. In no event may any employee subscribe for shares (under any one or more Offering Periods which have Offering Dates within any calendar year) which would have a total value (computed as the number of shares subscribed for during each such Offering Period multiplied by the Maximum Purchase Price for each such Offering Period) in excess of $21,250.

                  b. FURTHER LIMITATION ON SUBSCRIPTIONS. Notwithstanding Section of this Plan, the maximum number of shares that may be subscribed for by an Eligible Employee shall be further limited and reduced to the extent that the number of shares owned by such Eligible Employee immediately after any Offering Date for purposes of Section 423(b)(3) of the Code plus the maximum number of shares set forth in Section of this Plan would exceed 5 percent of the total combined voting power or value of all classes of stock of Corporation or a parent or subsidiary corporation of Corporation within the meaning set forth in
Section 423(b)(3) of the Code.

                  c. SUBSCRIPTION AGREEMENTS. Subscriptions pursuant to the Plan shall be evidenced by the completion and execution of subscription agreements in the form provided by Corporation and delivery of such agreements to Corporation, at the place designated by Corporation, prior to the expiration of each Offering Period. No subscription agreement shall be subject to termination or reduction during the Offering Period to which it relates without written consent of Corporation.

                  d. OVER SUBSCRIPTION. In the event that the aggregate number of shares of Agritope Stock or Medical Products Stock subscribed for pursuant to the Plan as of any Purchase Date shall exceed the number of shares of Agritope Stock or Medical Products Stock offered for sale during the Offering Period related to such Purchase Date, then each subscription for such Offering Period pursuant to which a purchase is effected shall be reduced to the number of shares of Agritope Stock and Medical Products Stock that such subscription would cover in the event of a proportionate reduction of all subscriptions for such Offering Period outstanding on such Purchase Date so that the aggregate number of shares subject to all such subscriptions would not exceed the number of shares offered for sale during such Offering Period. In making such reductions, fractions of shares shall be disregarded and each subscription shall be for a whole number of shares.

                  5. PAYMENT OF PURCHASE PRICE. Except as otherwise specifically provided in the Plan, the Purchase Price of all shares purchased hereunder shall be paid in equal installments through payroll deduction from the Participant's compensation during the applicable Purchase Period, without the right of prepayment. The Maximum Purchase Price multiplied by the number of shares subscribed for shall be withheld in substantially equal installments on each pay period during the applicable Purchase Period.

                  6.  SPECIAL OFFERS.

                  a. DEFINITIONS. For purposes of this Section , capitalized terms not otherwise defined in Section of this Plan shall have the following meanings:

                  ANNUAL INCREASE. The gross annual amount (before any applicable withholding) by which an employee's compensation would otherwise be increased during the one-year period following an Annual Review Date for such employee had the employee not been subject to a Special Offering Subscription pursuant to this Section .

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                  ANNUAL  REVIEW  DATE.  The  effective  date,  which  may be an employee's anniversary date, of an increase in compensation on account of the employee's annual compensation review by Corporation.

                  SPECIAL OFFERING DATE. The first day of each calendar month commencing June 1, 1993.

                  SPECIAL OFFERING SUBSCRIPTION. A subscription pursuant to this
         Section 6 for the number of whole shares of Agritope Stock or Medical Products Stock (or a combination of both) equal to an Eligible Employee's Annual Increase as of an Annual Review Date divided by the Maximum Purchase Price for the Special Offering Date which falls on or immediately follows the Annual Review Date.

                  SPECIAL PURCHASE DATE. For each Participant with a Special Offering Subscription, the one-year anniversary of the Annual Review Date corresponding to the subscription.

                  SPECIAL PURCHASE PERIOD. The period from a Participant's Annual Review date preceding a Special Offering Date through the corresponding Special Purchase Date.

                  b. SUBSCRIPTION. As of each Annual Review Date for each Eligible Employee:

                  i. Corporation may, in its discretion, provide the Eligible Employee a Special Offering Subscription in lieu of any increase in cash compensation during the following year; or

                  ii. The Eligible Employee may make an irrevocable election to receive a Special Offering Subscription in lieu of any increase in cash compensation during the following year.

In either case, the Special Offering Subscription shall be (at the discretion of Corporation) for Agritope Stock, Medical Products Stock, or a combination of both (specified by reference to relative percentages of the Annual Increase). For example, Corporation could specify that an employee's Special Offering Subscription for a $2,400 Annual Increase would be 75 percent (or $1,800) for Agritope Stock and 25 percent (or $600) for Medical Products Stock.

                  c. SUBSCRIPTION AGREEMENT. Each Special Offering Subscription shall be evidenced by the completion of a Special Offering Subscription Agreement in the form provided by Corporation.

                  d.  PAYMENT  OF  PURCHASE  PRICE.  For each  Special  Offering
         Subscription, Corporation shall credit to an account for the Participant an amount equal to the Annual Increase in equal installments as of each payment date for the Participant during the Special Purchase Period.

                  e. RIGHT TO TERMINATE ELECTION OR REDUCE NUMBER OF SHARES. Notwithstanding Sections and of this Plan, a Participant subject to a Special Offering Subscription may terminate the Special Offering Subscription or reduce the number of shares covered by the Special Offering Subscription only as of the Special Purchase Date (or an earlier Purchase Date upon the occurrence of one or more of the events described in Sections , , or ). Such a termination or reduction must be made by written notice to Corporation and must be received by Corporation no later than the last business day before the Special Purchase Date (or such earlier Purchase Date).

                  f. WITHHOLDING. Participants shall be subject to applicable state and federal tax withholding and employment taxes on the shares purchased pursuant to a Special Offering Subscription or upon payment of the amounts credited to the Participant's account. Corporation's obligation to issue shares shall be conditioned on the payment by the Participant (or other arrangement satisfactory to Corporation) of all applicable withholding taxes.

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                  7. APPLICATION OF FUNDS;  PARTICIPANTS'  ACCOUNTS. All amounts withheld from and paid by Participants hereunder shall be deposited in Corporation's general corporate account to be used for any corporate purposes; provided, however, that Corporation shall maintain a separate bookkeeping account for each Participant hereunder reflecting all amounts withheld from and paid by such Participant with respect to each Purchase Period under the Plan. No interest shall be credited to such separate accounts.

                  8. ISSUANCE OF SHARES. Shares purchased under the Plan shall, for all purposes, be considered to have been issued, sold, and purchased at the close of business on the applicable Purchase Date. Prior to each applicable Purchase Date, no Participant shall have any rights as a holder of any shares covered by a subscription agreement. Promptly after each Purchase Date, Corporation shall issue and deliver to the Participant a stock certificate or certificates representing the whole number of shares purchased by the Participant during the Purchase Period ending with such Purchase Date and refund to the Participant in cash any excess amount in his account relating to such Purchase Period. No adjustment shall be made for dividends or for the other rights for which the record date is prior to the applicable Purchase Date, except as may otherwise be provided in Section .

                  9. RIGHT TO TERMINATE SUBSCRIPTION. Except as provided in Section of this Plan, each Participant shall have the right, at any time after the expiration of each Offering Period and prior to the applicable Purchase Date, to terminate his subscription relating to such Offering Period by written notice to Corporation and receive a prompt refund in cash of the total amount in his account with respect to the applicable Purchase Period.

                  10. RIGHT TO REDUCE NUMBER OF SHARES. Except as provided in Section of this Plan, each Participant shall have the right, at any time after the expiration of each Offering Period and prior to the applicable Purchase Date, to make, by written notice to Corporation, a one-time-only reduction in the number of shares covered by his subscription agreement relating to such Offering Period, provided that such right shall only apply to Purchase Periods of 12 months or more. Upon such reduction of shares, an appropriate reduction shall be made in the Participant's future payroll deductions during the applicable Purchase Period and the excess amount in the Participant's account with respect to such Purchase Period resulting from such reduction shall be promptly refunded to the Participant in cash or, at the option of the Participant, shall be applied in equal amounts against all future installment payments of the Maximum Purchase Price of the reduced number of shares to be purchased during the applicable Purchase Period.

                  11. TERMINATION OF EMPLOYMENT. Upon termination of employment of a Participant for any reason other than retirement, disability or death, including by reason of the sale of the Subsidiary by which the Participant is employed such that Corporation or a Subsidiary of Corporation no longer owns at least 51 percent of the total combined voting power of all classes of stock of the Subsidiary, a Participant shall have, during the period of three months following his termination date, but prior to the applicable Purchase Date, the right with respect to each Purchase Period for which he has an account under the Plan to elect to receive either a refund in cash of the total amount of his account relating to such Purchase Period or the whole number of shares that can be purchased at the applicable Purchase Price with such amount together with any remaining cash in his account relating to such Purchase Period. Each election must be in writing and delivered to Corporation within the aforementioned period. If the Participant elects to receive shares, the Purchase Date shall be the date the Participant's election is delivered to Corporation. In the event the Participant does not make a timely election with respect to any Purchase Period for which he has an account under the Plan, he shall be deemed to have elected to receive a cash refund of the amount of his account relating to such Purchase Period.

                  12. RETIREMENT; DISABILITY. A participant who retires or whose employment is terminated by reason of any injury or illness of such a serious nature as to disable the Participant from resuming employment with Corporation shall have all of the rights described in Section above and shall have the additional right to elect, in the manner described in Section , to prepay in cash in a lump sum the entire unpaid balance of the Purchase Price of the shares covered by his subscription agreement relating to each Purchase Period and to receive such shares. The Purchase Date for this purpose shall be the date on which both the Participant's

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election and the lump-sum cash payment shall have been delivered to Corporation.
For purposes of the Plan, a termination of employment at or after age 60 for any reason shall be considered retirement.

                  13. DEATH. In the event of the death of a Participant while in the employ of Corporation or a Subsidiary and prior to full payment of the Maximum Purchase Price for the shares covered by his subscription with respect to each Purchase Period, or the death of a retired or disabled Participant prior to the exercise of his rights described in Section above, his personal representative shall have, during the period of three months following the Participant's death, but prior to the applicable Purchase Date, the rights described in Section . In the event of the death of a Participant who previously terminated employment by reason other than retirement or disability prior to full payment of the Maximum Purchase Price for the shares covered by his subscription with respect to each Purchase Period and prior to the exercise of his rights described in Section , his personal representative shall have the rights described in Section .

                  14. TEMPORARY LAYOFF; LEAVES OF ABSENCE. A Participant's installment payments with respect to each Purchase Period shall be suspended during any period of absence from work due to temporary layoff or leave of absence without pay. If such Participant returns to active employment within the applicable Purchase Period, installment payments shall resume and, except as provided below with respect to Special Offering Subscriptions, the Participant shall be entitled to elect either to make up the deficiency in his account with respect to such Purchase Period immediately with a lump-sum cash payment, or to have future installments with respect to such Purchase Period uniformly increased to make up the deficiency, or to have an appropriate reduction made in the number of shares covered by his subscription agreement with respect to such Purchase Period to eliminate the deficiency. The election (together with the lump-sum cash payment, if applicable) must be delivered to Corporation within ten days of the Participant's return to active employment but prior to the applicable Purchase Date. If the Participant fails to make a timely election, the appropriate reduction of shares shall be made in accordance with the above. If the Participant does not return to active employment within the applicable Purchase Period, he shall have the right to elect to receive either a refund in cash of the total amount of his account with respect to such Purchase Period or the whole number of shares which can be purchased at the applicable Purchase Price with such amount together with any remaining cash in his account with respect to the Purchase Period. The election must be in writing and delivered to Corporation prior to, and shall be effective as of, the applicable Purchase Date. In the event the Participant does not make a timely election with respect to any Purchase Period, he shall be deemed to have elected to receive the cash refund with respect to that Purchase Period. For Special Offering Subscriptions under Section of the Plan, no amounts with respect to Annual Increase will be credited during a period of absence from work due to temporary layoff or leave of absence without pay and such amounts will not be made up after return to active employment.

                  15. INSUFFICIENCY OF COMPENSATION. In the event that for any payroll period, for reasons other than termination of employment for any reason, temporary layoff, or leave of absence without pay, a Participant's compensation (after all other proper deductions from his compensation) becomes insufficient to permit the full withholding of his installment payment, the Participant may pay the deficiency in cash when it becomes due. In the event that, in a subsequent payroll period, the Participant's compensation becomes sufficient to make the full installment payment and there still remains a deficiency in his account, the deficiency must then be eliminated through the election of one of the alternatives described in Section . The Participant must deliver his election to Corporation within ten days of the end of such subsequent payroll period but prior to the applicable Purchase Date. In the event that on the applicable Purchase Date there remains a deficiency in such a Participant's account or, in the event a Participant described above fails to make a timely election, the appropriate reduction of shares shall be made in accordance with
Section 13.

                  16. INTEREST. Any person who becomes entitled to receive any amount of cash refund from any account maintained for him pursuant to any provision of the Plan shall be entitled to receive in cash, at the same time, simple interest on the amount of such refund at the rate of 6 percent per annum. Any refund shall be deemed to be made from the most recent payment or payments made by the Participant pursuant to the Plan.

                  17. EFFECT OF CERTAIN STOCK TRANSACTIONS. If at any time after the day preceding the Offering Date for each Purchase Period, and prior to the issue and sale by Corporation of all the shares of

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Common Stock covered by  Participants'  subscription  agreements with respect to each Purchase Period for which the Offering Date has occurred, Corporation shall effect a subdivision of shares of Common Stock or other increase (by stock dividend or otherwise) of the number of shares of Common Stock outstanding, without the receipt of consideration by Corporation or another corporation in
which  it  is  financially   interested  and  otherwise  than  in  discharge  of
Corporation's obligation to make further payment for assets theretofore acquired by it or such other corporation or upon conversion of stock or other securities issued for consideration, or shall reduce the number of shares of Common Stock outstanding by a consolidation of shares, then (a) in the event of such an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Participants' subscription agreements with respect to such Purchase Period shall be proportionately increased and the Maximum Purchase Price and the Purchase Price per share for such Purchase Period shall be proportionately reduced, and (b) in the event of such a reduction in the number of such shares outstanding, the number of shares of Common Stock then subject to subscription agreements with respect to such Purchase Period shall be proportionately reduced and the Maximum Purchase Price and the Purchase Price per share for such Purchase Period shall be proportionately increased. Except as provided in this Section , no adjustment shall be made under this Plan or any subscription agreement by reason of any dividend or other distribution declared or paid by Corporation.

                  18. MERGER, CONSOLIDATION, LIQUIDATION OR DISSOLUTION. In the event of any merger or consolidation of which Corporation is not to be the survivor (or in which Corporation is the survivor, but becomes a subsidiary of another corporation), or the liquidation or dissolution of Corporation, each Participant shall have the right immediately prior to such event to elect to receive the number of whole shares that can be purchased at the Purchase Price applicable to each Purchase Period with respect to which such Participant has subscribed for purchase of Common Stock with the full amount that has been withheld from and paid by him pursuant to the subscription agreement relating to such Purchase Period, together with any remaining excess cash in his account relating to such Purchase Period. If such election is not made with respect to the amount in a Participant's account for any Purchase Period, the Participant's subscription agreement shall terminate and he shall receive a prompt refund in cash of the total amount in such account.

                  19. LIMITATION ON RIGHT TO PURCHASE. Notwithstanding any provision of the Plan to the contrary, if at any time a Participant is entitled to purchase shares of Common Stock on a Purchase Date, taking into account such Participant's rights, if any, to purchase Common Stock under the Plan and all other stock purchase plans of Corporation and of other corporations that constitute parent or subsidiary corporations of Corporation within the meaning of Sections 425(e) and (f) of the Code, the result would be that, during the then current calendar year, such Participant would have first become entitled to purchase under the Plan and all such other plans a number of shares of Common Stock of Corporation that would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares that such Participant shall be entitled to purchase pursuant to the Plan on such Purchase Date shall be reduced by the number that is one more than the number of shares that represents the excess, and any excess amount in his account resulting from such reduction shall be promptly refunded to him in cash.

                  20. NON-ASSIGNABILITY. None of the rights of an Eligible Employee under the Plan or any subscription agreement entered into pursuant hereto shall be transferable by such Eligible Employee otherwise than by will or the laws of descent and distribution, and during the lifetime of an Eligible Employee such rights shall be exercisable only by him.

                  21. SHARES NOT PURCHASED. Shares of Common Stock subject to the Plan that are not subscribed for during each successive Offering Period and shares subscribed for pursuant to such Offering Period that thereafter cease to be subject to any subscription agreement hereunder shall remain subject to and reserved for use in connection with a later Offering Period established by the Board of Directors.

                  22. CONSTRUCTION; ADMINISTRATION. All questions with respect to the construction and application of the Plan and subscription agreements thereunder and the administration of the Plan shall be settled by the determination of the Board of Directors or of one or more other persons designated by it, which

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


determinations shall be final, binding and conclusive on Corporation and all employees and other persons. All Eligible Employees shall have the same rights and privileges under the Plan.

                  23. TERMINATION OR AMENDMENT. Without further approval of Corporation's shareholders, the Board of Directors may at any time terminate the Plan or may amend the Plan from time to time in such respects as the Board of Directors may deem advisable, except that the Board of Directors may not, without the approval of Corporation's shareholders, make any amendment that would materially increase the aggregate number of Shares that may be issued under the Plan or decrease the price per Share (except for adjustments pursuant to Section of the Plan.)















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